UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.       )

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Angel Oak Financial Strategies Income Term Trust

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ANGEL OAK CAPITAL ADVISORS #Q 2023 Your Vote Matters Angel Oak Financial Strategies Income Term Trust (NYSE: FINS) Vote Today! Don’t let self - serving individuals take over your Fund . Angel Oak is fighting for you. Vote now and make your voice heard. How to Vote: Use the WHITE proxy card, and vote FOR your experienced nominees. Do NOT vote the GREEN Activist proxy card. 1. New Investment Advisory Agreement between the Fund and the Adviser 2. To Elect Experienced Class II Board Member Nominees 1.1 Keith M. Schappert (FINS board member since 2018) 1.2 Andrea N. Mullins (FINS board member since 2019) 3. Ratification of the selection of Cohen & Company, Ltd. as the Fund’s independent registered public accounting firm. Please do NOT vote, or send back any GREEN proxy card you may receive from Activists. • If you have already sent back the proxy card received from the Activist, you can still change your vote by promptly voting online or by phone by following the instructions on your WHITE proxy card; this will replace any prior vote you previously submitted. • If you have any questions about the proposals to be voted, please contact 800 - 581 - 3783. HOW TO VOTE: • FOR the new Investment Advisory Agreement • FOR the Angel Oak nominees ABSTAIN AGAINST FOR ABSTAIN AGAINST FOR ABSTAIN AGAINST FOR HELP SAVE YOUR FUND FROM ACTIVISTS